Exhibit 3

REGISTRATION RIGHTS AND EQUITY COVENANT AGREEMENT

dated as of

May 14, 2019

between

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.,

and

CRACKLE, INC.

REGISTRATION RIGHTS AND EQUITY COVENANT AGREEMENT

AGREEMENT dated as of ______, 2019 between Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“CSSE”), and Crackle, Inc., a Delaware corporation (“Crackle”).

W I T N E S S E T H :

WHEREAS, pursuant to the Contribution Agreement (the “Contribution Agreement”), dated as of March 27, 2019, by and among CSSE, CPE Holdings, Inc., a Delaware corporation, Crackle, and Crackle Plus, LLC, a Delaware limited liability company (the “JV Entity”), Crackle, subject to the terms and conditions of the Contribution Agreement and the JV Operating Agreement entered into thereunder, will have the right to receive certain Company Securities (as defined below); and

WHEREAS, in consideration of, and as a condition to, Crackle’s consummation of the transactions contemplated by the Contribution Agreement, the parties hereto desire to enter into this Registration Rights and Equity Covenant Agreement (as the same may be amended, supplemented or restated from time to time, this “Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.01         Definitions.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Contribution Agreement.  In addition, as used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, within the meaning of Rule 144.

“Board” means the board of directors of CSSE.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of CSSE.

“Company Securities” means (i) the Common Stock, (ii) the Preferred Stock, (iii) securities convertible into or exchangeable for Common Stock or Preferred Stock, (iv) any other equity or equity-linked security issued by CSSE and (v) the CSSE Warrants and any other options, warrants or other rights to acquire Common Stock, Preferred Stock, or any other equity or equity-linked security issued by CSSE.

“Effective Period” means the period beginning on the effective date of a Registration Statement and ending on the date when there are no Registrable Securities outstanding held by Crackle or any Affiliate of Crackle to whom the rights hereunder are assigned.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“Governmental Authority” means any transnational, or domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Government Official” means (a) any officer, director, employee, appointee or official representative of a Governmental Authority or of a public international organization; (b) any political party or party official; or (c) any candidate for political or judicial office.

“Notice and Questionnaire” means a written notice delivered to CSSE containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Exhibit A.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Preferred Stock” means CSSE’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share.

“Public Offering” means an underwritten public offering of Company Securities pursuant to an effective Registration Statement.

“Registrable Securities” means all (i) Common Stock then issued and issuable upon exercise of the CSSE Warrants (assuming on such date the CSSE Warrants are exercised in full), (ii) Preferred Stock then issued and issuable in connection with (x) the Crackle Refund or (y) the exchange of the Crackle JV Interest under the terms of the JV Operating Agreement, (iii) any other Company Securities issued to Crackle or its Affiliates pursuant to the Contribution Agreement or the JV Operating Agreement (as such agreements may be amended from time to time in accordance with the terms thereof), and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, or similar event affecting such class of securities as a whole, until the earliest of (a) their effective registration under the Securities Act, (b) the date on which such Company Securities have been transferred by Crackle to any Person that is not an Affiliate of Crackle, and (c) the date on which such Company Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of CSSE (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for CSSE and customary fees and expenses for independent certified public accountants retained by CSSE (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “cold comfort” letters requested pursuant to Section 2.05(h)), (vii) reasonable fees and expenses of any special experts retained by CSSE in connection with such registration, (viii) reasonable fees and expenses of one legal counsel for Crackle (capped at $20,000 per offering of Registrable Securities in which Crackle participates) and all other reasonable documented out-of-pocket third-party expenses of Crackle, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any qualified independent underwriter, including the fees and expenses of any counsel thereunder, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, and (xiv) all out of pocket costs and expenses incurred by CSSE or its appropriate officers in connection with their compliance with Section 2.05(k).

“Registration Statement” means a registration statement filed by CSSE with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder (other than a registration on Form S-8, S-4 or any successor forms, relating to any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of CSSE, or in connection with a direct or indirect acquisition by CSSE of another Person, or in connection with an exchange offer or offering of securities solely to CSSE’s existing stockholders).  In no event shall a Registration Statement filed pursuant to Section 2.01 include securities to be registered by any Person other than Crackle or any Affiliate to whom the rights hereunder have been assigned.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

ARTICLE 2.
REGISTRATION RIGHTS

Section 2.01         Shelf Registration.

(a)          CSSE shall use its commercially reasonable efforts to prepare and file or cause to be prepared and filed with the SEC a Registration Statement for the benefit of Crackle covering (i) the resale of the Registrable Securities held by Crackle on the date hereof no later than 90 days following the date of this Agreement and (ii) any additional Registrable Securities issued to Crackle, or any Affiliate of Crackle to whom Registrable Securities have been issued or transferred, pursuant to the Contribution Agreement or the JV Operating Agreement following the date hereof no later than 90 days following the date of such issuance (each such 90th day, a “Registration Statement Deadline”) for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act on Form S-3, provided that if CSSE is not then eligible to register for resale such Registrable Securities on Form S-3, such registration shall be on Form S-1 or another appropriate form in accordance herewith. Each Registration Statement registered hereunder shall contain substantially the “Plan of Distribution” attached hereto as Exhibit C. In lieu of filing an additional Registration Statement under clause (ii) above, CSSE may promptly amend any Registration Statement filed under clause (i) above pursuant to SEC Rule 462(b), if available, if such Registration Statement remains effective pursuant to Section 2.01(b) below. If any Registration Statement is not automatically effective, CSSE agrees to use its commercially reasonable efforts to cause the Registration Statement to become or be declared effective as promptly as possible after the Registration Statement Deadline. CSSE shall pay all Registration Expenses in connection with the registration contemplated by this Section 2.01.

(b)         CSSE shall use its commercially reasonable efforts to keep the Registration Statement filed pursuant to Section 2.01(a), as such Registration Statement may be amended in accordance with such Section, continuously effective during the Effective Period and effect the registration thereunder of Registrable Securities held by Crackle, or any Affiliate of Crackle to whom Registrable Securities have been transferred.

Section 2.02         Piggyback Registration.

(a)        If CSSE proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor forms, relating to any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of CSSE, or in connection with a direct or indirect acquisition by CSSE of another Person, or in connection with an exchange offer or offering of securities solely to CSSE’s existing stockholders), whether or not for sale for its own account, CSSE shall each such time give prompt notice at least ten (10) Business Days prior to the anticipated filing date of the Registration Statement relating to such registration to Crackle, which notice shall set forth Crackle’s rights under this Section 2.02 and shall offer Crackle the opportunity to include in such Registration Statement the number of Registrable Securities of the same class or series as those proposed to be registered as Crackle may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b).  Upon the request of Crackle and delivery of a Notice and Questionnaire to CSSE made within five (5) Business Days after the receipt of notice from CSSE (which request shall specify the number of Registrable Securities intended to be registered by Crackle), CSSE shall cause all Registrable Securities that CSSE has been requested to register by Crackle to be included in such registration; provided that (i) if such registration involves a Public Offering, Crackle must sell its Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to CSSE, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, CSSE shall determine for any reason not to register such securities, CSSE shall give notice to Crackle and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 2.02 shall relieve CSSE of its obligations to effect a shelf registration as required by Section 2.01.  CSSE shall pay all Registration Expenses in connection with each Piggyback Registration.

Section 2.03        Reduction of Offering Size. If a Registration Statement filed under Section 2.01 or a Piggyback Registration involves a Public Offering and the managing underwriter advises CSSE that, in its view, the number of shares of Company Securities that CSSE and Crackle and any other investors intend to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”) (including the number of securities to be sold by CSSE), CSSE shall include in such registration, in the following priority, up to the Maximum Offering Size:

(a)	If the Registration Statement is filed under Section 2.01,

(i)             first, all Registrable Securities requested to be included in such registration by Crackle as would not cause the offering to exceed the Maximum Offering Size;

(ii)            second, so much of the Company Securities proposed to be registered for the account of CSSE as would not cause the offering to exceed the Maximum Offering Size; and

(iii)           third, any securities proposed to be registered for the account of any other Persons as would not cause the offering to exceed the Maximum Offering Size, with such priorities among them as CSSE shall determine.

(b)	If the Registration Statement includes a Piggyback Registration:

(i)             first, so much of the Company Securities proposed to be registered for the account of CSSE as would not cause the offering to exceed the Maximum Offering Size;

(ii)            second, all Registrable Securities requested to be included in such registration by Crackle as would not cause the offering to exceed the Maximum Offering Size; and

(iii)           third, any securities proposed to be registered for the account of any other Persons as would not cause the offering to exceed the Maximum Offering Size, with such priorities among them as CSSE shall determine.

In the event that Registrable Securities are cutback hereunder, CSSE shall give the holders of Registrable Securities at least five (5) Business Days prior written notice along with the calculations as to such holder’s allotment in the Registration Statement.

Section 2.04       Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, if required by the managing underwriters as necessary for the execution of the Public Offering, CSSE and Crackle and any other investors selling Registrable Securities therein shall, and CSSE shall cause its directors and Section 16 officers to, enter into 90-day lock-up agreements (or such lesser period of time consented to by the managing underwriters) customary for similar equity offerings (including customary exceptions) and in form and substance reasonably satisfactory to the managing underwriters in such offering.

Section 2.05       Registration Procedures.  Whenever Registrable Securities are registered pursuant to Section 2.01 or Section 2.02, subject to the provisions of such Sections, CSSE shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)         CSSE shall prepare and file with the SEC a Registration Statement as set forth above.  If the Registration Statement filed as set forth above is not automatically effective upon filing, CSSE shall use commercially reasonable efforts to cause the effectiveness of such Registration Statement as promptly as possible following such filing date.

(b)        Prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, CSSE shall, if requested, furnish to Crackle (if registering its Registrable Securities) and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement, prospectus or supplements or amendments thereto as proposed to be filed, and thereafter CSSE shall furnish to Crackle and underwriters, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as Crackle or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities.  CSSE shall give Crackle, the underwriters in a Public Offering and their respective counsel and accountants, the opportunity to participate in the preparation of any Registration Statement or prospectus, or any amendment or supplement thereto. Crackle shall have the right to reasonably request that CSSE modify any information contained in a Registration Statement, amendment and supplement thereto pertaining to Crackle and CSSE shall comply with such request; provided, however, that CSSE shall not have any obligation so to modify any information if doing so would cause the Registration Statement or prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)         After the filing of the Registration Statement, CSSE shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Crackle thereof set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify Crackle of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)        CSSE shall (i) register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Crackle reasonably (in light of Crackle’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of CSSE and do any and all other acts and things that may be reasonably necessary or advisable to enable Crackle to consummate the disposition of the Registrable Securities owned by Crackle; provided that CSSE shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)         CSSE shall immediately notify Crackle, at any time when a prospectus relating to the Registration Statement covering the Registrable Securities is required to be delivered under the Securities Act, of any request by the SEC for any amendment or supplement to such Registration Statement or prospectus or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and make available to Crackle and file with the SEC any such supplement or amendment.

(f)          Crackle shall have the right, in its sole discretion, at any time, to request to initiate a Public Offering for all or any part of its Registrable Securities registered under Section 2.01 and to select an underwriter or underwriters in connection therewith; provided that Crackle will reasonably consider Ladenburg Thalmann and Co., Inc. as a possible underwriter at the time of any such Public Offering.  CSSE shall select an underwriter or underwriters in connection with any other Public Offering; provided, that such underwriter or underwriters shall be reasonably acceptable to Crackle if any Registrable Securities of Crackle are included therein.  In connection with any Public Offering, CSSE shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to facilitate the disposition of such Registrable Securities in any such Public Offering, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)         Upon execution of confidentiality agreements in form and substance reasonably satisfactory to CSSE, CSSE shall make available for inspection by Crackle and any underwriter participating in any disposition pursuant to a Registration Statement being filed by CSSE pursuant to this Agreement and any attorney, accountant or other professional retained by Crackle or underwriter (collectively, the “Inspectors”), all material financial and other material records, corporate documents and properties of CSSE and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause CSSE’s and each subsidiary’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

(h)         In connection with any Public Offering of Registrable Securities, CSSE shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the holders of a majority in number or aggregate principal amount, as the case may be, of the Registrable Securities being sold in such offering) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

(i)          Crackle agrees that, upon receipt of any notice from CSSE of the happening of any event of the kind described in Section 2.05(e), Crackle shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Crackle receives copies of the supplemented or amended prospectus contemplated by Section 2.05(e), and, if so directed by CSSE, Crackle shall deliver to CSSE all copies, other than any permanent file copies then in Crackle’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  In addition, Crackle acknowledges that it and its Representatives are aware that the federal and state securities laws may prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(j)          CSSE shall use commercially reasonable efforts to list all Registrable Securities covered by such Registration Statement on every securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(k)         In connection with a Public Offering, CSSE shall have appropriate officers of CSSE (i) prepare and make presentations at any “road shows” and before analysts and (ii) otherwise cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.06        Indemnification by CSSE.  CSSE agrees to indemnify and hold harmless Crackle, its Affiliates, officers, directors, employees, partners and agents, and each Person, if any, who controls Crackle within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if CSSE shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to CSSE by Crackle or on Crackle’s behalf expressly for use therein.  CSSE also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of Crackle provided in this Section 2.06.

Section 2.07        Indemnification by Crackle.  Crackle and any Affiliate of Crackle which has executed a joinder agreement hereunder pursuant to Section 2.11 agree to indemnify and hold harmless CSSE, its officers, directors and agents and each Person, if any, who controls CSSE within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from CSSE to Crackle, but only with respect to information furnished in writing by Crackle and/or its Affiliate, or on its or their behalf, expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  Neither Crackle nor such Affiliate shall be liable under this Section 2.07 for any Damages in excess of the net proceeds realized by Crackle or such Affiliate in the sale of Registrable Securities to which such Damages relate.

Section 2.08        Conduct of Indemnification Proceedings.  If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.06 or Section 2.07, such Person (an “Indemnified Party”) shall notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing promptly after the Indemnified Party is made aware of the proceedings and the indemnification procedures set forth in Section 7.6 of the Contribution Agreement shall apply mutatis mutandis in connection with any such proceeding.

Section 2.09         Contribution.

(a)         If the indemnification provided for in Section 2.06 or Section 2.07 is unavailable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages:

(i)          as between CSSE and Crackle (including any Affiliate of Crackle which has executed a joinder agreement hereunder pursuant to Section 2.11), on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by CSSE and Crackle, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of CSSE and Crackle, on the one hand, and of such underwriters, on the other, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations; and

(ii)        as between CSSE, on the one hand, and Crackle (including any Affiliate of Crackle which has executed a joinder agreement hereunder pursuant to Section 2.11), on the other, in such proportion as is appropriate to reflect the relative fault of CSSE, on the one hand, and of Crackle, on the other hand, in connection with such statements or omissions, as well as any other relevant equitable considerations.

(b)         The relative benefits received by CSSE and Crackle, on the one hand, and such underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by CSSE and Crackle bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of CSSE and Crackle, on the one hand, and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CSSE and Crackle or by such underwriters.  The relative fault of CSSE, on the one hand, and of Crackle, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c)         CSSE and Crackle agree that it would not be just and equitable if contribution pursuant to this Section 2.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.09(a).  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 2.09(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.09, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Crackle shall be not required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of Crackle were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages Crackle has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)          In the event of a Registration Statement that covers Company Securities held by multiple Persons, CSSE agrees to modify Crackle’s indemnity and contribution obligations hereunder as appropriate to reflect several but not joint liability.

Section 2.10        Cooperation by CSSE.  If Crackle shall sell any Company Securities pursuant to Rule 144, CSSE shall provide to Crackle such information as Crackle shall reasonably request to effect such transfer pursuant to Rule 144 and shall otherwise reasonably cooperate, and cause its transfer agent to reasonably cooperate, with Crackle in any such transfer pursuant to Rule 144.

Section 2.11        Transfer of Registrable Securities and Registration Rights.  For the avoidance of doubt, and other than as set forth in the Contribution Agreement and JV Operating Agreement, as applicable, there shall be no restrictions on the transfer by Crackle of all or any portion of its Registrable Securities to the extent permitted under the Securities Act and other applicable federal or state securities or blue-sky laws. If Crackle transfers any Registrable Securities to any Affiliate, any such Affiliate shall have the rights and obligations of Crackle hereunder upon delivery of written notice of such transfer to CSSE and execution of a joinder agreement in the form attached as Exhibit B, and all references to “Crackle” in this ARTICLE II shall be deemed to refer to such Affiliate. For the avoidance of doubt, references to “Crackle” in ARTICLE III hereof shall refer to Crackle only, and not to any Affiliate of Crackle.

Section 2.12         Reports Under Exchange Act. With a view to making available to Crackle the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Crackle to sell securities of CSSE to the public without registration or pursuant to a Registration Statement, CSSE shall:

(a)          make and keep available adequate current public information, as those terms are understood and defined in Rule 144;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of CSSE under the Securities Act and the Exchange Act; and

(c)         furnish to Crackle, so long as Crackle owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by CSSE that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 and (ii) such other information as may be reasonably requested in availing Crackle of any rule or regulation of the SEC that permits the selling of any such securities without registration.

ARTICLE 3.
ADDITIONAL COVENANTS

Section 3.01       Authorized and Reserved Shares.  CSSE hereby agrees that at all times that there shall be sufficient number of authorized shares of Preferred Stock and Common Stock reserved for issuance to Crackle in accordance with the terms of the CSSE Warrants, the Contribution Agreement and the JV Operating Agreement.  In the event CSSE shall be obligated to issue to Crackle any Company Securities for which there shall not be sufficient number of authorized shares, CSSE shall use its best efforts to authorize the additional number of shares necessary to cover such issuance.

Section 3.02        Special Restrictions.  It is hereby acknowledged and agreed by CSSE that under the terms of the JV Operating Agreement, the Crackle JV Interest may be exchanged, at certain prescribed times, into shares of the Preferred Stock.  CSSE agrees that so long as Crackle owns the full amount of the Crackle JV Interest or 25% or more of the shares of Preferred Stock issued upon exchange of the Crackle JV Interest under the terms of the JV Operating Agreement, CSSE shall (a) maintain a ratio (on a twelve-month rolling basis) of (i) the sum of (A) all interest expense, and (B) all regularly scheduled payments or prepayments of principal of indebtedness paid (or that were required to be paid during the applicable period), of CSSE and its consolidated subsidiaries, to (ii) Adjusted EBITDA, as such term is defined in CSSE’s SEC filings or, a comparable financial metric reasonably acceptable to Crackle in the event CSSE has not published Adjusted EBITDA in its SEC filings for the applicable period, for such period, of no greater than 4.00 to 1.00 (such debt leverage calculation to exclude working capital lines and similar debt leverage), (b) not create any preferred stock that is senior to the Preferred Stock in terms of rights, preferences or privileges, including without limitation payments, distributions, or rights on liquidation, and (c) not issue any additional shares of Preferred Stock at a per-share price below $25.00. In the event Crackle has converted its Crackle JV Interest into Preferred Stock, Crackle shall have the right to purchase additional shares of Preferred Stock in any offering of the Preferred Stock made by CSSE for cash (but not in connection with the issuance of Preferred Stock by CSSE in connection with acquisitions or the engagement of strategic relationships). In connection with any such proposed offering of the Preferred Stock by CSSE for cash, it shall provide Crackle with written notice of same at least fifteen (15) Business Days (or, if such offering is pursuant to an effective shelf Registration Statement, at least two (2) Business Days) prior to the closing of same and Crackle shall have the right to purchase that number of shares of Preferred Stock required to maintain its then relative percentage ownership of the outstanding Preferred Stock, after giving effect of the closing of the proposed offering. Any such purchase by Crackle shall be on the same terms as offered to the investors in the proposed offering. Crackle shall provide written notice of its election to exercise its rights hereunder within ten (10) Business Days of its receipt of the aforementioned noticed from CSSE.  Notwithstanding the foregoing, CSSE shall not be bound by the foregoing restrictions and shall not be obligated to afford Crackle the foregoing rights, if CSSE makes a bona fide offer in writing to Crackle to purchase all of the Preferred Stock into which the Crackle JV Interest is converted at par value ($25 per share) plus all accrued but unpaid dividends thereon.

Section 3.03         Anti-Bribery.

(a)        If at any time CSSE becomes aware that a Government Official has or is likely to have any legal, financial or beneficial interest in this Agreement, the Contribution Agreement or CSSE, CSSE shall promptly notify Crackle in writing.  Upon receipt of such written notice, CSSE and Crackle, as appropriate, will consult together to address concerns under the applicable anti-bribery laws and determine how to resolve those concerns satisfactorily.

(b)         CSSE hereby covenants and agrees that it shall maintain its books and records, and prepare its periodic statements of accounts in accordance with accounting practices and procedures established by CSSE, which shall provide that it shall: (i) make and keep books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets; and (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)          transactions are executed and access to assets is given only in accordance with management’s general or specific authorization;

(ii)         transactions are recorded in such a way as to permit the preparation of financial statements in conformity with generally accepted accounting principles; and

(iii)       assets and liabilities recorded in the financial statements are compared to the actual assets and liabilities and/or supporting documentation at reasonable intervals and appropriate action is taken with respect to any differences.

(c)          CSSE further covenants and agrees that:

(i)         Promptly following the date hereof, it will establish and implement an anti-bribery policy and procedures providing that neither it nor any Person acting on its behalf or under its control or direction will make any payment, offer to pay, promise to pay, or authorize any payment or exchange of money or anything of value, directly or indirectly, to any Government Official in order to obtain or retain business for CSSE or to secure any improper advantage for CSSE; provided that this Section does not prohibit the payment of reasonable and bona fide expenditures such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products and services, or the execution of performance of a contract with a Governmental Authority or agency or instrumentality thereof to the extent such payments are permissible under local applicable Law.  If such payments are to be advanced or reimbursed by CSSE, such payments must be documented accurately.

(ii)         Due diligence will be performed as appropriate on all third parties who will have dealings with Government Officials to ensure that CSSE contracts only with reputable agents, consultants or other representatives.

(iii)       Any third party retained by CSSE to provide consulting, lobbying or other professional services and assistance and who will deal with Government Officials on behalf of CSSE in any country or region with a score of less than 60 on the Transparency International Corruption Perception Index will be required to sign a non-bribery compliance representation.

(d)         Notwithstanding any term or condition set forth herein or in the Contribution Agreement, in the event that CSSE engages in illegal action in violation of applicable anti-bribery laws, Crackle (without limiting any other right it may have), notwithstanding any other provision in this Agreement to the contrary, upon written notice to CSSE, shall have the right to cause CSSE to redeem any issued and outstanding Company Securities held by Crackle (or any Affiliate thereof) for an amount equal to such Company Securities’ per share Fair Market Value (or set aside funds in an amount sufficient to redeem such Company Securities that are Preferred Stock for their Fair Market Value once permitted to do so in accordance with the terms of the Preferred CoD).  For the purposes of this Section 3.03, “Fair Market Value” shall mean, (i) in the case of Common Stock, a price per share equaling the thirty (30) day volume-weighted average price (“VWAP”) of such Common Stock multiplied by the number of shares of Common Stock held by Crackle, (ii) in the case of Preferred Stock, a price per share equaling par value ($25.00 per share) multiplied by the number of shares of Preferred Stock held by Crackle, and (iii) in the case of CSSE Warrants, an amount equaling (A) the thirty (30) day VWAP of the Common Stock into which each such CSSE Warrant is convertible minus (B) the exercise price set forth in each such CSSE Warrant with respect to such Common Stock multiplied by (C) the number of shares into which each such CSSE Warrant is convertible.

ARTICLE 4.
MISCELLANEOUS

Section 4.01        Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided, no email notice shall be deemed to have been given hereunder unless the sender has also hand delivered, delivered by courier or mailed a physical copy of the contents of such email in accordance with clauses (a), (b) and/or (d) of this Section 4.01; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.01):

(a)          if to CSSE to:

Chicken Soup for the Soul Entertainment, Inc.
132 E. Putnam Avenue, Floor 2
Cos Cob, Connecticut 06807
Attention:  Mr. William J. Rouhana, Jr.
Email: wrouhana@chickensoupforthesoul.com

with a copy (which shall not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention:  David Alan Miller, Esq., and Brian L. Ross, Esq.
Email:  dmiller@graubard.com bross@graubard.com

(b)          if to Crackle to:

Crackle, Inc.
10202 W. Washington Blvd.
Culver City, CA 90232
Attention: John Fukunaga
E-mail: john_fukunaga@spe.sony.com

and

Sony Pictures Entertainment Inc.
10202 W. Washington Blvd.
Culver City, CA 90232
Attention: Leah Weil
E-mail: leah_weil@spe.sony.com

with copies (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
1901 Avenue of the Stars
Suite1600
Los Angeles, CA 90067
Attention: Linda Michaelson
Email: lmichaelson@sheppardmullin.com

Section 4.02        Entire Agreement.  This Agreement (including the Exhibits hereto), the Contribution Agreement and the JV Operating Agreement contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 4.03        Amendment; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CSSE and Crackle, or in the case of a waiver, by the party against whom such waiver is intended to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.04       No Assignment or Benefit to Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Neither party hereto may assign or transfer any of its rights or obligations under this Agreement without the consent in writing of the other party hereto; provided that Crackle may transfer some or all of its rights hereunder in accordance with Section 2.11. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.05         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of such state.

Section 4.06         Arbitration.  The arbitration procedures set forth in Section 9.8 of the Contribution Agreement shall apply mutatis mutandis in connection with any dispute between the parties arising out of or relating to this Agreement.

Section 4.07        Counterparts; Effectiveness.  This Agreement may be executed in several counterparts (any of which counterparts may be delivered by facsimile, portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign)), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other party.  Until and unless each party has received a counterpart hereof signed by the other parties, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  Minor variations in the form of the signature page, including footers, will be disregarded in determining a party’s intent or the effectiveness of such signature.

Section 4.08       Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.09         Time of Essence.  Time is of the essence for each and every provision of this Agreement.

Section 4.10       Specific Performance.  The parties agree that irreparable harm would occur and that the parties would not have an adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that, without posting a bond or other undertaking, the parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party hereto will allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law.  The parties further agree that (a) by seeking any remedy provided for in this Section 4.10, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to such party hereto under this Agreement and (b) nothing contained in this Section 4.10 shall require any party hereto to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 4.10 before exercising any other right under this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:
Name:
Title:

CRACKLE, INC.

By:
Name:
Title:

[Signature Page to Registration Rights and Equity Covenant Agreement]

EXHIBIT A

FORM OF NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of equity securities (the “Registrable Securities”) of Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“CSSE”), understands that CSSE has filed or intends to file with the SEC a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities in accordance with the terms of the Registration Rights and Equity Covenant Agreement, dated as of _________, 2019 (the “Registration Rights Agreement”), between CSSE and Crackle, Inc. (“Crackle”).  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) hereby provides the following information to CSSE and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.(a)	Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(d) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities and the securities listed in Item (3) below):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email address:

Contact Person:

3.	Beneficial Ownership of Company Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Company Securities.

(a)       Principal amount or number of all Company Securities (as defined in the Registration Rights Agreement) beneficially owned:

(b)       Number of the Registrable Securities which the undersigned wishes to be included in the Registration Statement:

4.	Relationship with CSSE:

Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with CSSE (or its predecessors or affiliates) during the past three years.

State any exceptions here:

5.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐        No ☐

(b)	If “yes” to Section 5(a), did you receive your Registrable Securities as compensation for investment banking services to CSSE?

Yes ☐       No ☐

Note:	If “no” to Section 5(b), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐        No ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐       No ☐

Note:	If “no” to Section 5(d), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

6.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Selling Securityholder for purposes of the prospectus.

State any exceptions here:

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by CSSE in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner:

By:
Name:
Title:

EXHIBIT B

JOINDER TO REGISTRATION RIGHTS AND EQUITY COVENANT AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights and Equity Covenant Agreement dated as of __________, 2019 (the “Registration Rights Agreement”) between Crackle, Inc. and Chicken Soup for the Soul, Inc., as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of “Crackle” under ARTICLE II thereof as if it had executed the Registration Rights Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

B-1

EXHIBIT C

Plan of Distribution

Each selling shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
•
The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

C-1

The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed CSSE that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

CSSE is required to pay certain fees and expenses incurred by CSSE and the Selling Shareholders incident to the registration of the securities. CSSE has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

CSSE agreed to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Shareholders or any other person. CSSE will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

C-2